Exhibit 99.3 3rd Quarter Earnings Conference Call October 23, 2018

Solid Third Quarter 2018 Results Highlights 3Q18 YoY • Produced broad-based high quality loan Result Change(1) ($ in millions, except per share amounts) growth Net income from $354 20% continuing operations(2) • Continued benefit from asset sensitive balance sheet Earnings per share $0.32 28% • Delivered positive operating leverage • Adjusted PPI(3) at highest level in over 10 Total revenue $1,461 6% years Net interest margin 3.50% 14bps • Stable asset quality Adjusted PPI(3) $604 15% • Continued to grow households, consumer checking accounts, as well as corporate Average Loans $81,022 2% banking and wealth management relationships • Investments in technology, process Remain on track to meet long-term targets improvements, and talent (1) Growth rates compare 3Q18 versus 3Q17 (2) Net income from continuing operations available to common shareholders (3) Pre-tax pre-provision income (PPI) is a non-GAAP metric; see appendix for reconciliation 2

Managing for long-term performance Opportunities to drive growth and efficiencies Asset Sensitivity Capital Return Significant funding advantage Capital sufficient for organic driven by loyal and low-cost growth, strategic investments, & deposit base; accretive fixed- robust shareholder returns rate reinvestments Stable Asset Quality Revenue Growth & Broad-based credit metric Efficiency Opportunities improvements; sound risk Identify and execute additional management practices combined opportunities to increase revenues with recently completed de- and reduce expenses through risking activities have us positioned well for the next credit cycle 3

Prudently growing loans

Average loans and leases

($ in billions)



$79.6
$80.0
$81.0
1.6
0.9
0.8
29.7
30.3
30.6
48.3
48.8
49.6
3Q17
2Q18
3Q18
Business loans
Adjusted consumer loans(1)
Adjustments

Highlights

- Average loans grew 1% QoQ and 2% YoY; adjusted average loans[1] grew 2% QoQ and 3% YoY
- Broad-based loan growth; diminished headwinds from portfolio reshaping efforts
- C&I growth in corporate, including specialized lending, as well as middle market commercial
- IRE growth driven by term real estate lending
- Consumer growth led by point of sale partnerships; solid growth in residential mortgage, vehicle and consumer credit card
- Pipelines remain healthy

2018 Expectations: Full-year adjusted average loans[2] expected to grow low single digits

(1) Non-GAAP; see appendix for reconciliation
(2) Adjusted loans exclude the third-party indirect-vehicle portfolio and the impact of 1Q18 residential mortgage loan sale.

REGIONS 4

Optimizing deposit mix Average deposits by segment Highlights • Remain focused on low-cost consumer and ($ in billions) business service relationship deposits $96.9 $95.3 $93.9 3.0 • QoQ decline driven primarily by seasonality 1.4 1.4 8.5 9.3 8.2 and continued strategic reductions Consumer 27.6 27.2 26.6 Bank • YoY decline primarily attributable to strategic Corporate Bank reductions and corporate customers using Wealth liquidity, partially offset by consumer growth Management (1) 57.0 58.2 57.7 Other(2) • Continue to grow net new consumer checking accounts, households, wealth relationships and corporate customers 3Q17 2Q18 3Q18 2018 Expectations: Full-year average deposits expected to remain relatively stable, excluding brokered & Wealth Institutional Services deposits (1) Wealth Management segment deposits include Private Wealth Management and Institutional Services deposits. A break-out of these components is provided in the Company's quarterly Earnings Supplement. (2) Other deposits consist primarily of brokered deposits. 5

Deposit advantage Deposits by Customer Type(1) Non-Interest Bearing Deposits Interest Bearing Deposits (Retail vs. Business) by Customer Type(1) by Customer Type(1) 3Q18, ($ in billions) ($ in billions) ($ in billions) Private $37 $36 Wealth* Institutional $35 $60 $59 $59 Services* $7 $1 15 13 14 18 16 15 Corporate Consumer Segment $27 Segment 45 46 45 $58 19 20 20 Other 3Q17 2Q18 3Q18 3Q17 2Q18 3Q18 Segment $1 • 3Q18 average retail deposits represent 69% of total • 3Q18 deposit cost 27 bps, interest-bearing cost 44 bps; deposits; approximately 50% of consumer low-cost cumulative deposit beta (since 3Q15) of 15%; consumer deposit dollars have been customers for over 10 years retail beta 3%; commercial beta 46% * Private Wealth Management and Institutional Services deposits are combined into the Wealth Management Segment. (1) Average balances 6

Increasing net interest income(1) and net interest margin Highlights Net interest income(1) and Margin ($ in millions) • NII and NIM benefited from higher $955 rates partially offset by increased $938 $920 13 12 942 wholesale funding 23 926 897 3.50% • NII also benefited from average loan 3.36% 3.49% growth • 4Q18 expect to continue recent growth trends in NII and 3 - 5 bps NIM 3Q17 2Q18 3Q18 expansion; assuming December rate hike and modest increase in deposit Net interest margin costs Net interest income (1) Taxable equivalent (FTE) adjustment 2018 Expectations: Adjusted net-interest income and other financing income (non-FTE) growth of 5-6% (1) Net interest income and other financing income 7

Well-positioned for non-interest income growth Highlights Non-interest income • Service charges increase driven by account Change vs growth; YTD checking account growth of ($ in millions) 3Q18 2Q18 3Q17 1.4% Service charges $ 179 2.3% 2.3% • Other income included valuation Card and ATM 111 (0.9)% 7.8 % adjustments on equity investments and gain Wealth management income 77 — % 5.5 % on sale of LIHTC(2) investments Capital markets income 45 (21.1)% 28.6 % Mortgage income 32 (13.5)% — % • Capital markets decreased from record 2Q Market value adjustments on level, primarily due to lower M&A advisory employee benefit assets 7 NM 133.3 % fees Other 68 21.4% 11.5 % Total non-interest income $ 519 1.4% 7.7% • Mortgage decrease primarily due to hedging Adjusted non-interest income(1) $ 515 0.8% 8.9 % and valuation adjustments on residential MSRs; completed purchase of MSR rights to $3.4 billion in mortgage loans 2018 Expectations: Adjusted non-interest income growth of 4.5-5.5% (1) Non-GAAP; see appendix for reconciliation (2) Low income housing tax credit investments 8

Disciplined expense management Highlights Non-interest expense ($ in millions) • NIE increased 1% QoQ driven by a $60M $911 $922 contribution to Regions Financial Corporation $853 35 69 (1) Foundation; adjusted NIE decreased 3% 6 60.8% 60.4% • Declines in most expense categories 58.1% • Salaries and benefits, excluding severance 847 876 853 charges, decreased 2% QoQ; staffing levels declined 2% QoQ and 7% YoY • 3Q18 efficiency ratio 62.6%; adjusted (1) efficiency ratio 58.1%; adjusted YTD 3Q17 2Q18 3Q18 efficiency ratio(1) 59.7%, and adjusted YTD (1) operating leverage of 3.4% Adjusted non-interest expense(1) Adjusted items(1) Adjusted efficiency ratio(1) 2018 Expectations: Adjusted non-interest expenses relatively stable; adjusted efficiency ratio <60%, adjusted operating leverage of 3.5-4.5%, and effective tax rate of ~21% (1) Non-GAAP; see appendix for reconciliation 9

Asset quality remains stable Net charge-offs and ratio NPLs and coverage ratio ($ in millions) ($ in millions) $82 $76 $760 $62 30 29 $595 $539 18 0.38% 0.40% 0.32% 52 141% 156% 47 44 53 137% 3Q17 2Q18 3Q18 3Q17 2Q18 3Q18 Consumer net charge-offs Corporate net charge-offs NPLs - excluding LHFS Coverage ratio Net charge-offs ratio Criticized business loans Accruing 90+ days past due ($ in millions) ($ in millions) $151 $2,962 $129 $137 9 941 $1,908 $2,029 5 6 857 1,048 142 124 131 2,021 1,051 981 3Q17 2Q18 3Q18 3Q17 2Q18 3Q18 Classified Special mention Consumer Corporate 2018 Expectations: Net charge-offs of 35-50 bps; based on performance to date and current market conditions, expect to be toward the lower end of the range 10

Strong capital and liquidity ratios Tier 1 capital ratio(1) • Repurchased $581 million or 30.6 million shares of common stock through open market purchases 12.1% • Declared $148 million in dividends to common 11.8% shareholders 11.0% • Entered into ASR(4) agreement to repurchase an additional $700 million of common stock and received initial delivery of 29.1 million shares; final settlement will occur prior to year-end 3Q17 2Q18 3Q18 • Closed sale of Regions Insurance; recognized after-tax gain of $196 million in discontinued operations Common equity Tier 1 ratio – Loan-to-deposit ratio(3) Fully phased-in pro-forma(1)(2) 88% 11.2% 81% 84% 10.9% 10.1% 3Q17 2Q18 3Q18 3Q17 2Q18 3Q18 (1) Current quarter ratios are estimated (2) Non-GAAP; see appendix for reconciliation (3) Based on ending balances (4) Accelerated share repurchase agreement 11

2018 expectations • Adjusted ROATCE of approximately 16%(1)(2) • Full-year adjusted average loans are expected to grow in the low single digits(1) • Full-year average deposits are expected to remain relatively stable, excluding brokered and Wealth Institutional Services deposits(3) • Adjusted operating leverage of approximately 3.5% - 4.5%(1) – Adjusted net interest income and other financing income growth (non-FTE) of 5% - 6%(1) – Adjusted non-interest income growth of 4.5% - 5.5%(1) – Adjusted non-interest expenses relatively stable(1) – Adjusted efficiency ratio < 60%(1) • Effective income tax rate of approximately 21% • Net charge-offs of 35-50 bps; based on performance to date and current market conditions, expect to be toward the lower end of the range (1) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in attached appendix or previous filings with the SEC. (2) This long-term target was updated to reflect the impact of corporate income tax reform. (3) Private Wealth Management and Institutional Services deposits are combined into the Wealth Management Segment. Total Other segment deposits consist primarily of brokered deposits. A break-out of these components are provided in the Company's quarterly Earnings Supplement. 12

Appendix 13

Selected items impacting earnings Adjusted Items Quarter Ended • Contributed $60 million to ($ amounts in millions, except per share data) 9/30/2018 6/30/2018 9/30/2017 Regions Financial Corporation Pre-tax adjusted items: Branch consolidation, property and equipment charges $ (4) $ (1) $ (5) Foundation Salaries and benefits related to severance charges (5) (34) (1) Contribution to Regions' charitable foundation (60) — — • Incurred $5 million in severance Securities gains (losses), net — 1 8 and $4 million in branch Leveraged lease termination gains 4 — 1 consolidation expenses related to Diluted EPS impact(1) $ (0.05) $ (0.02) $ — Simplify and Grow strategic priority Pre-tax additional selected items(2): Operating lease impairment charges $ (1) $ (5) $ (10) • Recorded $4 million associated Reduction (establishment) of hurricane-related allowance for loan losses — 10 (40) with a leveraged lease termination Hurricane-related impacts on non-interest income and expense, net — — (13) Visa Class B shares expense — (10) (4) gain Selected Items(2) • Incurred $1 million of net impairment charges reducing the value of certain operating lease assets (1) Based on income taxes at a 25% incremental rate beginning in 2018, and 38.5% for all prior periods. Tax rates associated with leveraged lease terminations are incrementally higher based on their structure. (2) Items represent an outsized or unusual impact to the quarter or quarterly trends, but are not considered non-GAAP adjustments. 14

(1) Pre-tax pre-provision income Adjusted pre-tax pre-provision Highlights: (1) income $604 $561 • Pre-tax pre-provision income(1) increased 65 $523 $12 million or 2% compared to the prior 34 quarter and $13 million or 2% compared (3) to the prior year 526 527 539 • Adjusted pre-tax pre-provision income(1) increased $43 million or 8% versus the second quarter and 15% versus the prior year, reflecting the highest level in over 10 years 3Q17 2Q18 3Q18 • Efficiency remains a top priority Pre-tax pre-provision income from continuing operations (non-GAAP)(1) Adjustments(1) (1) Non-GAAP; see appendix for reconciliation 15

Non-GAAP reconciliation: adjusted average loans

Regions believes adjusting total average loans for the impact of the first quarter 2018 residential first mortgage loan sale and the indirect vehicles third-party exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

Adjusted Average Balances of Loans (non-GAAP)

	Average Balances						
($ amounts in millions)	**3Q18**	2Q18	3Q17	3Q18 vs. 2Q18		3Q18 vs. 3Q17	
Total consumer loans	**$ 31,409**	$ 31,177	$ 31,327	$ 232	0.7 %	$ 82	0.3 %
Less: Balances of residential first mortgage loans sold[1]	**—**	—	254	—	NM	(254)	(100.0)%
Less: Indirect—vehicles third-party	**776**	909	1,406	(133)	(14.6)%	(630)	(44.8)%
Adjusted total consumer loans (non-GAAP)	**$ 30,633**	$ 30,268	$ 29,667	$ 365	1.2 %	$ 966	3.3 %
Total Loans	**$ 81,022**	$ 79,957	$ 79,585	1,065	1.3 %	1,437	1.8 %
Less: Balances of residential first mortgage loans sold[1]	**—**	—	254	—	NM	(254)	(100.0)%
Less: Indirect—vehicles third-party	**776**	909	1,406	(133)	(14.6)%	(630)	(44.8)%
Adjusted total loans (non-GAAP)	**$ 80,246**	$ 79,048	$ 77,925	$ 1,198	1.5 %	$ 2,321	3.0 %

(1) Adjustments to average loan balances assume a simple day-weighted average impact for the first quarter of 2018, and are equal to the ending balance of the residential first mortgage loans sold for the prior periods.

REGIONS 16

Non-GAAP reconciliation: NII/NIM, non-interest income/expense, operating leverage and efficiency ratio

The table below and on the following page present computations of the net interest margin; efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Net interest income and other financing income (GAAP) on a taxable-equivalent basis is presented excluding certain adjustments related to tax reform to arrive at adjusted net interest income and other financing income on a taxable-equivalent basis (non-GAAP). Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended						
($ amounts in millions)		**9/30/2018**	6/30/2018	9/30/2017	3Q18 vs. 2Q18		3Q18 vs. 3Q17	
Non-interest expense (GAAP)	A	**$ 922**	$ 911	$ 853	$ 11	1.2 %	$ 69	8.1 %
Adjustments:								
Contribution to the Regions Financial Corporation foundation		**(60)**	—	—	(60)	NM	(60)	NM
Branch consolidation, property and equipment charges		**(4)**	(1)	(5)	(3)	300.0 %	1	(20.0)%
Expenses associated with residential mortgage loan sale		**—**	—	—	—	NM	—	NM
Salary and employee benefits—severance charges		**(5)**	(34)	(1)	29	(85.3)%	(4)	400.0 %
Adjusted non-interest expense (non-GAAP)	B	**$ 853**	$ 876	$ 847	$ (23)	(2.6)%	$ 6	0.7 %
Net interest income and other financing income (GAAP)	C	**$ 942**	$ 926	$ 897	16	1.7 %	45	5.0 %
Reduction in leveraged lease interest income resulting from tax reform		**—**	—	—	—	NM	—	NM
Adjusted net interest income and other financing income (non-GAAP)	D	**$ 942**	$ 926	$ 897	16	1.7 %	45	5.0 %
Net interest income and other financing income (GAAP)		**$ 942**	$ 926	$ 897	$ 16	1.7 %	$ 45	5.0 %
Taxable-equivalent adjustment		**13**	12	23	1	8.3 %	(10)	(43.5)%
Net interest income and other financing income, taxable-equivalent basis	E	**$ 955**	$ 938	$ 920	$ 17	1.8 %	$ 35	3.8 %
Reduction in leveraged lease interest income resulting from tax reform		**—**	—	—	—	NM	—	NM
Adjusted net interest income and other financing income, taxable equivalent basis (non-GAAP)	F	**$ 955**	$ 938	$ 920	$ 17	1.8 %	$ 35	3.8 %
Net interest margin (GAAP)		**3.50%**	3.49%	3.36%				
Reduction in leveraged lease interest income resulting from tax reform		**—**	—	—				
Adjusted net interest margin (non-GAAP)		**3.50%**	3.49%	3.36%				
Non-interest income (GAAP)	G	**$ 519**	$ 512	$ 482	$ 7	1.4 %	$ 37	7.7 %
Adjustments:								
Securities (gains) losses, net		**—**	(1)	(8)	1	(100.0)%	8	(100.0)%
Leveraged lease termination gains		**(4)**	—	(1)	(4)	NM	(3)	300.0 %
Adjusted non-interest income (non-GAAP)	H	**$ 515**	$ 511	$ 473	$ 4	0.8 %	$ 42	8.9 %
Total revenue	C+G=I	**$ 1,461**	$ 1,438	$ 1,379	$ 23	1.6 %	$ 82	5.9 %
Adjusted total revenue (non-GAAP)	D+H=J	**$ 1,457**	$ 1,437	$ 1,370	$ 20	1.4 %	$ 87	6.4 %
Total revenue, taxable-equivalent basis	E+G=K	**$ 1,474**	$ 1,450	$ 1,402	$ 24	1.7 %	$ 72	5.1 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	F+H=L	**$ 1,470**	$ 1,449	$ 1,393	$ 21	1.4 %	$ 77	5.5 %
Efficiency ratio (GAAP)	A/K	**62.6%**	62.7%	60.9%				
Adjusted efficiency ratio (non-GAAP)	B/L	**58.1%**	60.4%	60.8%				
Fee income ratio (GAAP)	G/K	**35.2%**	35.3%	34.3%				
Adjusted fee income ratio (non-GAAP)	H/L	**35.0%**	35.2%	33.9%				

NM - Not Meaningful

Regions 17

Non-GAAP reconciliation: NII/NIM, non-interest income/ expense, operating leverage and efficiency ratio - continued

($ amounts in millions)		Nine Months Ended September 30 2018	2017	2018 vs. 2017	
Non-interest expense (GAAP)	M	$ 2,717	$ 2,571	$ 146	5.7 %
Adjustments:					
Contribution to Regions' charitable foundation		(60)	—	(60)	NM
Branch consolidation, property and equipment charges		(8)	(13)	5	(38.5)%
Expenses associated with residential mortgage loan sale		(4)	—	(4)	NM
Salary and employee benefits—severance charges		(54)	(8)	(46)	NM
Adjusted non-interest expense (non-GAAP)	N	$ 2,591	$ 2,550	$ 41	1.6 %
Net interest income and other financing income (GAAP)		$ 2,777	$ 2,638	$ 139	5.3 %
Taxable-equivalent adjustment		38	67	(29)	(43.3)%
Net interest income and other financing income, taxable-equivalent basis - continuing operations	O	$ 2,815	$ 2,705	$ 110	4.1 %
Non-interest income (GAAP)	P	$ 1,538	$ 1,446	$ 92	6.4 %
Adjustments:					
Securities (gains) losses, net		(1)	(9)	8	(88.9)%
Leveraged lease termination gains		(8)	(1)	(7)	NM
Gain on sale of affordable housing residential mortgage loans		—	(5)	5	(100.0)%
Adjusted non-interest income (non-GAAP)	Q	$ 1,529	$ 1,431	$ 98	6.8 %
Total revenue, taxable-equivalent basis	O+P=R	$ 4,353	$ 4,151	$ 202	4.9 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	O+Q=S	$ 4,344	$ 4,136	$ 208	5.0 %
Operating leverage ratio (GAAP)	R-M				(0.8)%
Adjusted operating leverage ratio (non-GAAP)	S-N				3.4 %
Efficiency ratio (GAAP)	M/R	62.4%	61.9%		
Adjusted efficiency ratio (non-GAAP)	N/S	59.7%	61.7%		
Fee income ratio (GAAP)	P/R	35.3%	34.8%		
Adjusted fee income ratio (non-GAAP)	Q/S	35.2%	34.6%		

NM - Not Meaningful

REGIONS 18

Non-GAAP reconciliation: Basel III common equity tier 1 ratio – fully phased-in pro-forma

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions' understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions' current understanding of the final framework includes certain assumptions, including the Company's interpretation of the requirements, and informal feedback received through the regulatory process. Regions' understanding of the framework is evolving and will likely change as analyses and discussions with regulators continue. Because Regions is not currently subject to the fully phased-in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions' disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions' capital adequacy using tangible common stockholders' equity and the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions' capital adequacy on these same bases

		As of and for Quarter Ended		
($ amounts in millions)		**9/30/2018**	6/30/2018	9/30/2017
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1)				
Stockholder's equity (GAAP)		**$ 14,770**	$ 15,777	$ 16,624
Non-qualifying goodwill and intangibles		**(4,845)**	(4,953)	(4,922)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		**1,376**	1,230	411
Preferred stock (GAAP)		**(820)**	(820)	(820)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	**$ 10,481**	$ 11,234	$ 11,293
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) (2)	E	**$ 103,807**	$ 102,819	$ 100,857
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	**10.1%**	10.9%	11.2%

(1) Current quarter amounts and the resulting ratio are estimated.

(2) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amount included above is a reasonable approximation, based on our understanding of the requirements.

REGIONS 19

Non-GAAP reconciliation: pre-tax pre-provision income

The Pre-Tax Pre-Provision Income (PPI) tables below present computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended						
($ amounts in millions)	**9/30/2018**	6/30/2018	9/30/2017	3Q18 vs. 2Q18		3Q18 vs. 3Q17	
Net income from continuing operations available to common shareholders (GAAP)	**$ 354**	$ 362	$ 296	$ (8)	(2.2)%	$ 58	19.6 %
Preferred dividends (GAAP)	**16**	16	16	—	NM	—	NM
Income tax expense (GAAP)	**85**	89	138	(4)	(4.5)%	(53)	(38.4)%
Income from continuing operations before income taxes (GAAP)	**455**	467	450	(12)	(2.6)%	5	1.1 %
Provision (credit) for loan losses (GAAP)	**84**	60	76	24	40.0 %	8	10.5 %
Pre-tax pre-provision income from continuing operations (non-GAAP)	**539**	527	526	12	2.3 %	13	2.5 %
Other adjustments:							
Securities (gains) losses, net	**—**	(1)	(8)	1	(100.0)%	8	(100.0)%
Leveraged lease termination gains	**(4)**	—	(1)	(4)	NM	(3)	300.0 %
Reduction in leveraged lease interest income resulting from tax reform	**—**	—	—	—	NM	—	NM
Salaries and employee benefits—severance charges	**5**	34	1	(29)	(85.3)%	4	400.0 %
Branch consolidation, property and equipment charges	**4**	1	5	3	300.0 %	(1)	(20.0)%
Contribution to Regions' charitable foundation associated with tax reform	**60**	—	—	60	NM	60	NM
Expenses associated with residential mortgage sale	**—**	—	—	—	NM	—	NM
Total other adjustments	**65**	34	(3)	31	91.2 %	68	NM
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	**$ 604**	$ 561	$ 523	$ 43	7.7 %	$ 81	15.5 %

NM - Not Meaningful.

REGIONS 20

Forward-looking statements Forward-Looking Statements This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of possible declines in property values, increases in unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of changes in tax laws, including the effect of Tax Reform and any future interpretations of or amendments to Tax Reform, which may impact our earnings, capital ratios and our ability to return capital to shareholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to effectively compete with other traditional and non-traditional financial services companies, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. 21

Forward-looking statements (continued) Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our business on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results. • Other risks identified from time to time in reports that we file with the SEC. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC. The words "future," “anticipates,” "assumes," “intends,” “plans,” “seeks,” “believes,” "predicts," "potential," "objectives," “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” "would," “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551. 22

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